UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1701898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

458 Brannan Street San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-201433

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

(Title of class)

Item 1.                   Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.0001 par value per share (the “Common Stock”), of Invitae Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on  Form S-1 (File No. 333-201433),  initially filed with the Securities and Exchange Commission on January 9, 2015, as amended from time to time (the “Registration Statement”), together with the description contained under such caption included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended,  shall be deemed incorporated herein by reference.

The Common Stock has been approved for listing on the New York Stock Exchange under the symbol “NVTA.”

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant will be registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVITAE CORPORATION

Dated: February 10, 2015	By:	/s/ Randal W. Scott, Ph.D.
Randal W. Scott, Ph.D.
Chairman and Chief Executive Officer